Exhibit 99.1

CERTIFICATION

I, Vincent Bitetti, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of TDK Mediactive, Inc.

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

4.	I and the other certifying officers,

	•	are responsible for establishing and maintaining “disclosure controls and procedures” for the Company, and

•

have designed such disclosure controls and procedures to ensure that material information relating to the Company and its consolidated subsidiaries is made known to them by others within those entities, particularly during the period in which this quarterly report is being prepared,

	•	have evaluated the effectiveness of the Company’s “disclosure controls and procedures” as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”),

	•	have presented in this quarterly report our conclusions about the effectiveness of the “disclosure controls and procedures” based on the required evaluation as of the Evaluation Date;

	•	have disclosed, based on our most recent evaluation, to the Company’s auditors and the audit committee all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and

any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

•

have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 12, 2003	/s/ VINCENT BITETTI

Vincent Bitetti, Chief Executive Officer